UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 22, 2012

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in the Current Report on Form 8-K filed on October 22, 2012 (the “Original Form 8-K”) by Met-Pro Corporation (the “Company”), relating to annual Supplemental Executive Retirement Plan (SERP) contributions to be made on behalf of Neal E. Murphy, the Company’s Vice President – Finance and Chief Financial Officer.  The sole purpose of this Amendment is to correct an error in the Original Form 8-K relating to the commencement date for such SERP contributions.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

SERP Contribution for Chief Financial Officer

As previously reported, on October 16, 2012, the Company’s Board of Directors approved that annual SERP contributions be made on behalf of the Company’s Vice President—Finance and Chief Financial Officer, Neal E. Murphy. The Original Form 8-K incorrectly reported that the SERP contributions would commence effective May 1, 2014.  This Amendment is being filed solely to reflect that the correct commencement date for Mr. Murphy’s SERP contributions is May 1, 2013. Other than correcting this error, all other information included in the Original Form 8-K is unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 12, 2012
MET-PRO CORPORATION

By: /s/ Neal E. Murphy
Neal E. Murphy
Vice President - Finance and Chief Financial Officer